UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3295	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, New York, NY	10174-0002

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2009, Dr. Kristina M. Johnson was nominated for the office of Under Secretary of the Department of Energy of the United States. Dr. Johnson has served on the Board of Directors (the "Board") of Minerals Technologies Inc. (the "Company") since 2000. As a result of her nomination and subsequent progress toward her confirmation, Dr. Johnson notified the Company that she will not stand for re-election to the Board at the Company's 2009 Annual Meeting of Stockholders (the "Annual Meeting"). Therefore, while Dr. Johnson is listed as a Director nominee in the Company's 2009 Proxy Statement, her term on the Board will expire on May 20, 2009 at the conclusion of the Annual Meeting, and she will not serve on the Board during the 2009-2012 Board years. Dr. Johnson is currently a member of the Company's Corporate Governance and Nominating Committee (the "Committee"). The Company has no immediate plans to replace Dr. Johnson on the Board or the Committee.

On May 19, 2009, the Company issued a press release announcing Dr. Johnson's determination not to stand for re-election to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
		99.1	Press Release dated May 19, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Kirk G. Forrest

	Name:	Kirk G. Forrest
	Title:	Vice President, General Counsel and Secretary

Date: May 19, 2009

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

99.1	Press Release dated May 19, 2009